Exhibit 99.1

SILEXION THERAPEUTICS CORP
CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2024

SILEXION THERAPEUTICS CORP
CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2024

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the board of directors and shareholders of
SILEXION THERAPEUTICS CORP

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Silexion Therapeutics Corp and its subsidiaries (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in redeemable convertible preferred shares and capital deficiency and cash flows for the each of the two years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1j to the consolidated financial statements, the Company has suffered recurring losses from operations and has cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1j. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Kesselman & Kesselman
Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
March 18, 2025, except for the effects of the reverse share split effected July 28, 2025 as discussed in note 1h, as to which the date is August 20, 2025
We have served as the Company's auditor since 2023.

Kesselman & Kesselman, 146 Derech Menachem Begin St. Tel-Aviv 6492103, Israel, P.O Box 7187 Tel-Aviv 6107120, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il

SILEXION THERAPEUTICS CORP
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share data)

	December 31
	2024	2023
Assets
CURRENT ASSETS:
Cash and cash equivalents	$1,187	$4,595
Restricted cash	35	25
Prepaid expenses	966	335
Other current assets	62	24
TOTAL CURRENT ASSETS	2,250	4,979

NON-CURRENT ASSETS:
Restricted cash	48	25
Long-term deposit	5	5
Property and equipment, net	30	49
Operating lease right-of-use asset	530	198
TOTAL NON-CURRENT ASSETS	613	277
TOTAL ASSETS	$2,863	$5,256

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share data)

	December 31
	2024	2023
Liabilities and redeemable convertible preferred shares, net of capital deficiency
CURRENT LIABILITIES:
Trade payables	$929	$319
Current maturities of operating lease liability	158	112
Warrants to preferred shares (including $0 and $186 due to related party, as of December 31, 2024 and December 31, 2023, respectively)	-	200
Employee related obligations	642	207
Accrued expenses and other accounts payable	788	1,358
Private warrants to purchase ordinary shares (including $1 and $0 due to related party, as of December 31, 2024 and December 31, 2023, respectively)	2	-
Underwriters Promissory Note	1,004	-
TOTAL CURRENT LIABILITIES	3,523	2,196

NON-CURRENT LIABILITIES:
Long-term operating lease liability	368	59
Related Party Promissory Note	2,961	-
TOTAL NON-CURRENT LIABILITIES	$3,329	$59
TOTAL LIABILITIES	$6,852	$2,255

COMMITMENTS AND CONTINGENT LIABILITIES (Note 7)
REDEEMABLE CONVERTIBLE PREFERRED SHARES AND NON-CONTROLLING INTERESTS:
Convertible Series A Preferred Shares (NIS 1.35 par value, 0 and 3,778 shares authorized as of December 31, 2024 and 2023, 0 and 2,875 shares issued and outstanding as of December 31, 2024 and 2023);
Convertible Series A-1 Preferred Shares (NIS 1.35 par value per share, 0 and 889 shares authorized as of December 31, 2024 and 2023, 0 and 676 shares issued and outstanding as of December 31, 2024 and 2023);

Convertible Series A-2 Preferred Shares (NIS 1.35 par value per share, 0 and 1,482 shares authorized as of December 31, 2024 and 2023, 0 and 337 shares issued and outstanding as of December 31, 2024 and 2023);

Convertible Series A-3 Preferred Shares (NIS 1.35 par value per share, 0 and 593 shares authorized as of December 31, 2024 and 2023, 0 and 470 shares issued and outstanding as of December 31, 2024 and 2023);

Convertible Series A-4 Preferred Shares (NIS 1.35 par value per share 0 and 6,038 and shares authorized as of December 31, 2024 and 2023, respectively 0 and 161** shares issued and outstanding as of December 31, 2024 and 2023, respectively);

TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES	-	15,057
CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS	-	3,420
TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS	$-	$18,477
CAPITAL DEFICIENCY:
Ordinary shares ($0.0135 par value per share, 1,481,482 shares authorized as of December 31, 2024 and 2023; 123,290**** and 6,516 shares issued and outstanding as of December 31, 2024 and 2023, respectively)	2	*
Additional paid-in capital	39,263	11,335
Accumulated deficit	(43,254)	(26,811)
TOTAL CAPITAL DEFICIENCY	$(3,989)	$(15,476)
TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS, NET OF CAPITAL DEFICIENCY	$(3,989)	$3,001
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE
PREFERRED SHARES AND NON-CONTROLLING INTEREST, NET OF CAPITAL DEFICIENCY	$2,863	$5,256

* Represents an amount less than $1
** Net of 898 treasury shares held by the Chinese Subsidiary as of December 31, 2023
*** All share amounts as of December 31, 2023 have been retroactively adjusted to reflect a 1-for-9 reverse share split, effected on November 27, 2024, and all share amounts as of December 31, 2024 and 2023 have been retroactively adjusted to reflect a 1-for-15 reverse share split, effected on July 28, 2025,  as discussed in Note 1h
**** Net of 28 treasury shares held by the Company as of December 31, 2024

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. dollars in thousands, except share data)

	Year ended December 31
	2024	2023
OPERATING EXPENSES:
Research and development (including $1,796 and $69 from related party, for the year ended December 31, 2024 and December 31, 2023, respectively)	$5,815	$3,708
General and administrative (including $2,972 and $48 from related party, for the year ended December 31, 2024 and December 31, 2023, respectively)	6,756	973
TOTAL OPERATING EXPENSES	12,571	4,681
OPERATING LOSS	12,571	4,681
Financial expenses (income), net (including $(1,249) and $83 from related party, for the year ended December 31, 2024 and December 31, 2023, respectively)	3,938	395
LOSS BEFORE INCOME TAX	$16,509	$5,076
INCOME TAX	10	32
NET LOSS FOR THE YEAR	$16,519	$5,108

Attributable to:
Equity holders of the Company	16,443	4,942
Non-controlling interests	76	166
	$16,519	$5,108

LOSS PER ORDINARY SHARE, BASIC AND DILUTED*	$394.94	$659.55

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE*:	41,635	7,493

* All share amounts for the year ended December 31, 2023 have been retroactively adjusted to reflect a 1-for-9 reverse share split, effected on November 27, 2024, and all share amounts for the years ended December 31, 2024 and 2023 have been retroactively adjusted to reflect a 1-for-15 reverse share split, effected on July 28, 2025, as discussed in Note 1h

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CAPITAL DEFICIENCY
(U.S. dollars in thousands, except per share data)

	Redeemable Convertible Preferred Shares											Ordinary shares			Additional paid-in Capital	Accumulated deficit	Total capital deficiency	Total redeemable convertible preferred shares and contingently redeemable non-controlling interests, net of capital deficiency
	Series A preferred shares		Series A-1 preferred shares		Series A-2 preferred shares		Series A-3 preferred shares		Series A-4 preferred shares		Contingently redeemable non-controlling interests
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Shares		Amount
BALANCE AT JANUARY 1, 2023	2,875	$7,307	676	$2,392	337	$2,264	470	$2,683	-	-	$3,586	6,516		*	$11,204	$(21,869)	$(10,665)	$7,567
CHANGES DURING 2023:
Issuance of Preferred A-4 shares, net of issuance cost, see Note 9(1)									161	$411					1		1	412
Share-based compensation															130		130	130
Net loss											(166)					(4,942)	(4,942)	(5,108)
BALANCE AT DECEMBER 31, 2023	2,875	$7,307	676	$2,392	337	$2,264	470	$2,683	161	$411	$3,420	6,516		*	$11,335	$(26,811)	$(15,476)	$3,001
CHANGES DURING 2024:
Exercise of pre-funded options												919	**	*	*			*
Share-based compensation												5,242		*	5,862		5,862	5,862
Issuance of convertible preferred shares upon net exercise of warrants			10	-					62	$334		-			-			334
Net loss											(76)					(16,443)	(16,443)	(16,519)
Conversion of convertible preferred shares and noncontrolling interests upon the effectiveness of the SPAC Merger (see Note 1(d))	(2,875)	$(7,307)	(686)	$(2,392)	(337)	$(2,264)	(470)	$(2,683)	(223)	$(745)	$(3,344)	31,873		1	18,734		18,735	-
Issuance of ordinary shares upon Transactions (see Note 1(d))												27,825		*			*	*
Issuance of ordinary shares for ELOC holders, see Note 3(d)												50,915		1	3,332		3,333	3,333
BALANCE AT DECEMBER 31, 2024	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	123,290	****	$2	$39,263	$(43,254)	$(3,989)	$(3,989)

* Represents an amount less than $1
** Represents exercises of fully vested pre-funded options for the Company’s ordinary shares at an exercise price of $0.339 or 0.339 NIS per share
*** All share amounts as of December 31, 2023 have been retroactively adjusted to reflect a 1-for-9 reverse share split, effected on November 27, 2024, and all share amounts as of December 31, 2024 and 2023 have been retroactively adjusted to reflect a 1-for-15 reverse share split, effected on July 28, 2025, as discussed in Note 1h
**** Net of 28 treasury shares held by the Company as of December 31, 2024

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. dollars in thousands, except share data)

	Year ended December 31
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,519)	$(5,108)
Adjustments required to reconcile loss to net cash used in operating activities:
Depreciation	25	45
Share-based compensation expenses	5,862	130
Non-cash loss upon entering Transactions	4,783	-
Other non-cash financial expenses (income)	(1,051)	318
Loss )gain( on disposal of property and equipment	16	(1)
Loss from lease termination	68	-

Changes in operating assets and liabilities:
Increase in prepaid expenses	(631)	(329)
Decrease (increase) in other current assets	(38)	18
Increase in trade payable	610	79
Net change in operating lease	(57)	6
Increase (decrease) in employee related obligations	435	(46)
Increase (decrease) in accrued expenses and other accounts payable	(1,899)	359
Net cash used in operating activities	(8,396)	(4,529)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from short-term deposit	-	507
Purchase of property and equipment	(22)	(12)
Proceeds from sale of property and equipment	-	78
Net cash provided by (used in (investing activities	(22)	573

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred shares and warrants, net of issuance costs	-	522
Proceeds from exercise of pre-funded options	*	-
Net proceeds from issuance of ordinary shares (ELOC)	3,054	-
Cash received from Transactions upon the effectiveness of the SPAC Merger	2,300	-
Payment of Underwriters Promissory Note	(250)	-
Net cash provided by financing activities	5,104	522

DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(3,314)	(3,434)
EXCHANGE RATE DIFFERENCES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(61)	(230)
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	4,645	8,309
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	$1,270	$4,645

* Represents an amount less than $1

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. dollars in thousands, except share data)

	Year ended December 31
	2024	2023
Appendix A –
RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH REPORTED IN THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	1,187	4,595
Restricted cash	83	50
TOTAL CASH, CASH EQUIVALENTS AND RESTRICTED CASH SHOWN IN STATEMENT OF CASH FLOWS	$1,270	$4,645

Appendix B - SUPPLEMENTARY INFORMATION:
SUPPLEMENTARY INFORMATION ON INVESTING AND FINANCING ACTIVITIES NOT INVOLVING CASH FLOWS:

Derecognition of right-of-use asset recognized and lease liability as a result of operating lease termination	$(89)	-
Conversion of preferred shares to ordinary shares	$15,391	-
Conversion of warrants to preferred shares on a cashless basis	$334	-
Conversion of non-controlling interests to New Silexion ordinary shares	$3,344	-
Shares issued for ELOC financing liability	$312	-
Right-of-use asset recognized with a corresponding lease liability	$506	-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$27	-
Interest received	$28	$153

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 1  - GENERAL:

a.
Silexion Therapeutics Corp (“New Silexion”) (hereinafter - the “Company” or the “Combined Company”) is a recently formed entity that was formed for the purpose of effecting the Transactions (as defined below). Following the closing of the Transactions on August 15, 2024 (the “Closing”),  New Silexion now serves as a publicly-traded holding company that has two primary wholly-owned subsidiaries —Moringa Acquisition Corp (“Moringa” or the “SPAC”), a Cayman Islands exempted company, and Silexion Therapeutics Ltd. (formerly known as Silenseed Ltd.) (“Silexion”), an Israeli limited company.

b.	Financial Information Presented:

From its formation on April 2, 2024 until the Closing of the Transactions on August 15, 2024, the Company had no operations and had been formed for the sole purpose of entering into the Transactions and serving as the publicly-traded company following the Transactions. Silexion, on the other hand, as the accounting acquirer in the Transactions and the predecessor entity to the Company from an accounting perspective, had active operations during earlier periods of time, prior to the Transactions. Consequently, these financial statements reflect the financial information of Silexion (as the predecessor entity to the Company) through August 15, 2024 and the financial information of New Silexion (as the combined company following the Transactions) from August 16, 2024 forward.

c.	Subsidiaries:

The Company has three subsidiaries as of December 31, 2024:

1.
Silexion. Silexion was incorporated in Israel and began its operations on November 30, 2008. Since its incorporation, Silexion has been engaged in one operating segment - the research and development of innovative treatments for pancreatic cancer based on siRNAs, aiming to stop the production of a specific pancreatic cancer-causing protein known as the KRAS mutation. Silexion’s long-lived assets are located in Israel.

2.
Silenseed (China) Ltd. On April 28, 2021, Silexion (as the predecessor entity to the Company) signed an agreement with Guangzhou Sino-Israel Biotech Investment Fund (“GIBF”) to establish a new company in China. On June 15, 2021 a company was established in China, named Silenseed (China) Ltd. (hereinafter - the “Chinese Subsidiary”). As of December 31, 2024, following transfer of all interests in the Chinese Subsidiary to the Company as part of the Transactions, the Company owns (directly or indirectly) 100% of the shares of the Chinese Subsidiary. The Chinese Subsidiary has no significant operations as of December 31, 2024.

3.
Moringa. Prior to the Transactions (commencing on February 17, 2021), Moringa’s class A ordinary shares and warrants were listed for trading on the Nasdaq Capital Market (Nasdaq: MACA and MACAW). As part of the Transactions, Moringa merged with a wholly-owned subsidiary of the Company and now serves as an inactive, wholly-owned subsidiary of the Company. Following the Transactions, Moringa is no longer listed for trading on the Nasdaq Capital Market.

4.	The Company, the Chinese Subsidiary, Moringa and Silexion are together referred to hereinafter as the “Group”.

d.
On April 3, 2024, Silexion entered into an Amended and Restated Business Combination Agreement (hereinafter, the “A&R BCA”) with the SPAC, New Silexion, August M.S. Ltd. an Israeli company and wholly-owned subsidiary of New Silexion (“Merger Sub 1”), and Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and wholly-owned subsidiary of New Silexion (“Merger Sub 2”). Under the A&R BCA, both Silexion and the SPAC were to become wholly-owned subsidiaries of New Silexion, which was to become a publicly-held, Nasdaq-listed entity (the A&R BCA and related transactions: the “Transactions”).

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 1  - GENERAL (continued):

On August 15, 2024, the parties completed the Transactions pursuant to which Merger Sub 2 merged with and into the SPAC, with the SPAC continuing as the surviving company of such merger and a wholly-owned subsidiary of New Silexion (the “SPAC Merger”), and Merger Sub 1 merged with and into Silexion, with Silexion continuing as the surviving company of such merger and a wholly-owned subsidiary of New Silexion (the “Acquisition Merger”).

Upon the effectiveness of the SPAC Merger, each outstanding SPAC Class A ordinary share and the sole outstanding SPAC Class B ordinary share was converted into an ordinary share of New Silexion on a one-for-one basis. Each outstanding warrant to purchase one SPAC Class A ordinary share was converted into a warrant to purchase one New Silexion ordinary share, at the same exercise price. Upon the effectiveness of the Acquisition Merger, each outstanding ordinary share and each outstanding preferred share of Silexion was converted into 3.9829 ordinary shares of New Silexion, before adjustment for two subsequent reverse share splits (the “Silexion Equity Exchange Ratio”). See Note 1h for post-reverse share split figures. Each outstanding Silexion warrant and Silexion option to purchase one Silexion share, and Silexion restricted share unit (RSU) that may be potentially settled for one Silexion share, was to become exercisable for, or became subject to settlement for (as applicable), such number of New Silexion ordinary shares as were equal to the Silexion Equity Exchange Ratio. The exercise price per New Silexion ordinary share of each such converted Silexion option and Silexion warrant was to be adjusted based on dividing the existing per share exercise price by the Silexion Equity Exchange Ratio. The terms of vesting, exercise and/or settlement, as applicable, of such converted options, warrants and RSUs were to remain the same following such conversion, except that the vesting of each Silexion option was to accelerate immediately prior to the Acquisition Merger, such that the New Silexion option into which it was to be converted was to be fully vested, and all Silexion warrants were to be exercised (on a cashless basis) immediately prior to the Acquisition Merger.

Immediately prior to the Closing seven directors were elected to New Silexion’s board of directors, of whom five were designated by Silexion and two were designated by the SPAC’s sponsor (the “Sponsor”).

The A&R BCA also required, as a closing condition, the transfer of the remaining outstanding shares of the Chinese Subsidiary held by GIBF to Silexion prior to the closing of the Business Combination in exchange for the issuance to GIBF of shares of Silexion, which were converted into ordinary shares of New Silexion in accordance with the Silexion Equity Exchange Ratio upon the closing.

e.
In connection with the closing of the Transactions, the ordinary shares and warrants of New Silexion are now listed on the Nasdaq Global Market and began trading under the symbols “SLXN” and “SLXNW”, respectively.

f.	For more information on instruments issued as part of the Transactions, see Note 3.

g.
The Transactions were accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, Silexion was treated as the accounting acquirer and the SPAC was treated as the “acquired” company for financial reporting purposes. Silexion was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•       Silexion’s shareholders hold approximately 61.55% of the outstanding voting interests in New Silexion upon the closing of the Transactions;
•       Silexion’s senior management comprise the senior management of New Silexion;
•       the directors nominated by Silexion constitute a majority of the board of directors of New Silexion (five out of seven of the initial directors);
•       Silexion’s operations comprise the ongoing operations of New Silexion; and

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 1  - GENERAL (continued):

•       Silexion’s name is the name used by New Silexion (in replacement of Biomotion Sciences).

Under the reverse recapitalization accounting method, the Transactions were deemed to be the equivalent of a capital transaction in which Silexion issued shares for the net assets of the SPAC. The net assets of the SPAC were stated at fair value, with no goodwill or other intangible assets recorded. Operations prior to the Transactions are those of Silexion.

In accordance with the applicable guidance to reverse recapitalization, the equity structure has been retroactively adjusted in all comparative periods up to the date of the Closing (the “Closing Date”), to reflect the number of New Silexion’s ordinary shares, $0.0001 par value per share (before adjustment for subsequent reverse share splits, which reverse share splits are described in Note 1h) issued to legacy Silexion shareholders in connection with the reverse recapitalization transaction. As such, the shares and corresponding capital amounts and earnings per share related to legacy Silexion shareholders prior to the reverse recapitalization have been retroactively restated as shares reflecting the exchange ratio established pursuant to the Transactions. In conjunction with the reverse recapitalization, Silexion’s ordinary shares underwent a 1-for-3.9829 conversion (before adjustment for subsequent reverse share splits).

Reconciliation of the SPAC Merger to the Company's Consolidated Financial Statements

The following table reconciles the elements of the Transactions to the consolidated statements of cash flows:

Recapitalization
Accrued expenses assumed	1,329
Warrants to ordinary shares assumed	1,130
Related Party Promissory Note issued	3,288
Underwriters Promissory Note issued	1,336
Less: Loss upon entering Transactions	(4,783)
Effect of reverse recapitalization, net of transaction costs	2,300

h.
On November 22, 2024 and July 16, 2025, the Company announced prospective 1-for-9 and 1-for-15 (respectively) reverse share splits of all of its issued and outstanding, and authorized but unissued, ordinary shares. The reverse share splits resulted in corresponding increases in the par value of the Company’s ordinary shares, from $0.0001 per share to $0.0009 per share, and from $0.0009 per share to $0.0135 per share, respectively. No fractional shares were issued as a result of the reverse share splits, as any fractional share totals to which shareholders became entitled were rounded up to the nearest whole number of shares. The reverse share splits became effective after market close on November 27, 2024 and July 28,2025, and the Company’s ordinary shares began trading on a reverse split-adjusted basis on the Nasdaq Global Market and the Nasdaq Capital Market (with respect to the first and second such reverse share splits, respectively) on November 29, 2024 and July 29, 2025, respectively.

All references made to ordinary shares, preferred shares and per share amounts (for each of New Silexion, Silexion and Moringa) in these consolidated financial statements as of any date or for any period preceding the effective date of either or both reverse share splits, unless otherwise indicated, have been retroactively adjusted to reflect the reverse share split or reverse share splits (as applicable).

i.
In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Following the attack, Israel’s security cabinet declared war against Hamas and commenced a military campaign against Hamas and other terrorist organizations.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 1  - GENERAL (continued):

In addition, since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization), Israel’s southern border with the Gaza Strip (with the Hamas terrorist organization) and on other fronts from various extremist groups in region, such as the Houthis in Yemen and various rebel militia groups in Syria and Iraq. Further, on April 13, 2024, and on October 1, 2024, Iran launched a series of drone and missile strikes against Israel. As of December 31, 2024 a ceasefire agreement has been reached between Israel and Lebanon.

The Company’s headquarters are located in the central region of Israel. As of the issuance date of these consolidated financial statements, these conflicts have not had a material impact on the Company’s results of operations or financial position, if at all. The Company cannot currently predict the intensity or duration of Israel’s war, however, as most of the Company’s trials are not executed in Israel, the Company does not believe that the war will have any material impact on its ongoing operations. The Company continues to monitor its ongoing activities and will make any needed adjustments to ensure continuity of its business, while supporting the safety and well-being of its employees.

Any additional hostilities involving Israel, or the interruption or curtailment of trade between Israel and its trading partners, could adversely affect the Company’s operations and results of operations and could make it more difficult for the Company to raise capital.

j.	Going concern:

Since its inception, the Company (and, prior to the Transactions, its predecessor, Silexion) has devoted substantially all its efforts to research and development, clinical trials, and capital raising activities. The Company is still in its development and clinical stage and has not yet generated revenues.

The Company (or, for those periods prior to the Transactions, its predecessor, Silexion) has incurred losses of $16,519 and $5,108 for the years ended on December 31, 2024 and December 31, 2023, respectively. During the year ended on December 31, 2024, the Company (including Silexion, for periods prior to the Transactions) had negative operating cash flows of $8,396. As of December 31, 2024, the Company had cash and cash equivalents of $1,187.

On January 15, 2025, the Company raised financing of $5,000 by public offering of ordinary shares, pre-funded warrants, and ordinary warrants. Additionally, a total of $864 was received from the exercise of warrants and pre-funded warrants. On January 29, 2025, the Company raised financing of $3,267 by induced warrant exercise transaction
(see Note 16).

The Company expects to continue incurring losses, and negative cash flows from operations. Management is in the process of evaluating various financing alternatives, as the Company will need to finance future research and development activities, general and administrative expenses and working capital through fund raising. However, there is no assurance that the Company will be successful in obtaining such funding.

Under these circumstances, in accordance with the requirements of ASC 205-40, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern for at least 12 months from the date these financial statements are issued. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

a.	Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

b.	Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. As applicable to these financial statements, the most significant estimates and assumptions relate to fair value of financial instruments and share-based compensation (see Notes 12 and 11, respectively). These estimates and assumptions are based on current facts, future expectations, and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates.

c.	Functional currency

The Company's operations are currently conducted in Israel and some of the Company's expenses are currently paid in new Israeli shekels ("NIS"); however, the markets for the Company's future products are located outside of Israel. Financing activities are conducted in U.S. dollar (“dollar” or "$"). The Company's management believes that the US dollar is the currency of the primary economic environment in which the Company operates. Thus, the functional and reporting currency of the Company is the dollar. The functional currency of Silexion is the U.S. dollar, inter alia, in light of the composition of expenses and expected volume of intercompany transactions with the Company.

Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non- U.S. dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions and other items in the statements of operations (indicated below), the following exchange rates are used: (i) for transactions — exchange rates at transaction dates or average exchange rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation and amortization) — historical exchange rates. Currency transaction gains and losses are presented in financial income or expenses, as appropriate.

d.	Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

The financial statements of the Company and its subsidiaries are prepared as of the same dates and periods. The consolidated financial statements are prepared using uniform accounting policies by all companies in the Group.

e.	Cash and cash equivalents

The Company considers as cash equivalents all short-term, highly liquid investments, which include short-term bank deposits with original maturities of three months or less from the date of purchase that are not restricted as to withdrawal or use and are readily convertible to known amounts of cash.

Bank balances for which use by the Company is subject to third party contractual restrictions are included as part of cash unless the restrictions result in a bank balance no

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

longer meeting the definition of cash. If the contractual restrictions to use the cash extend beyond 12 months after the end of the reporting period, the related amounts are classified as non-current in Balance sheets.

f.	Restricted cash

As of December 31, 2024 and 2023, the Company pledged an amount of $57 and $25, respectively in favor of a bank as collateral for guarantees provided to secure the lease payments.

The Company is required to hold a minimum amount of NIS 95 in its bank account in order to maintain availability of a credit line from its credit card company.

The Company includes its restricted cash in cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts shown on the combined statement of cash flows.

g.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation.

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

%
Computers	33
Office furniture	7-15
Leasehold improvements	*

* Leasehold improvements are amortized by the straight-line method over the expected lease term, which is shorter than the estimated useful life of the improvements.

h.	Employee rights upon retirement

The Company is required to make severance payments upon dismissal of an employee or upon termination of employment in certain circumstances.

In accordance with the current employment terms with all of its employees located in Israel, and pursuant to Section 14 of the Israeli Severance Pay Law, 1963, the Company makes and has been continuously making, since the beginning of employment of each of its current employees, regular deposits, at a rate of 8.33% of their monthly salary, with certain insurance companies for accounts controlled by each applicable employee in order to secure the employee’s full severance pay obligation.

Under these circumstances, the Company is currently relieved from any severance pay liability with respect to each such employee. Neither the liability in respect of these employees nor the credit for the amounts funded are reflected on the Company’s consolidated balance sheets, as the amounts funded are not under the control or management of the Company and the severance pay risks have been irrevocably transferred to the applicable insurance companies.

The amounts of severance payment expenses were $122 and $74 for the years ended December 31, 2024 and 2023, respectively.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

i.	Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Level 1:	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:	Observable prices that are based on inputs not quoted on active markets, but corroborated by market data or active market data of similar or identical assets or liabilities.

Level 3	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

j.	Financial instruments issued

When the Company issued preferred shares, it first considered the provisions of ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) in order to determine whether the preferred share should be classified as a liability. If the instrument is not within the scope of ASC 480, the Company further analyzed the instrument’s characteristics in order to determine whether it should be classified within temporary equity (mezzanine) or within permanent equity in accordance with the provisions of ASC 480-10-S99. The Company’s redeemable convertible preferred shares were not mandatorily or currently redeemable. However, they included clauses that could constitute as in-substance redemption clauses that were outside of the Company’s control. As such, all shares of redeemable convertible preferred shares had been presented outside of permanent equity. The Redeemable Convertible Preferred Shares were converted into ordinary shares in the framework of the recapitalization transaction as described in Note 1(d).

When the Company issued other freestanding instruments, the Company first analyzed the provisions of ASC 480 in order to determine whether the instrument should be classified as a liability, with subsequent changes in fair value recognized in the statements of operations in each period. If the instrument was not within the scope of ASC 480, the Company further analyzed the provisions of ASC 815-40 in order to determine whether the instrument should be classified within equity or classified as an asset or liability, with subsequent changes in fair value recognized in the statements of operations in each period.

The Company’s issued financial instruments convertible to preferred shares were in the scope of ASC 480. For further details see Note 8.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

k.	Contracts over Ordinary Shares

When the Company becomes party to freestanding financial instruments, the Company first analyzes the provisions of ASC 480 in order to determine whether the instrument should be classified as a liability, with subsequent changes in fair value recognized in the statements of operations in each period. Warrants to purchase ordinary shares are not within the scope of ASC 480, and as such the Company further analyzes the provisions of ASC 815-40 in order to determine whether the contract should be classified within equity or classified as a liability, with subsequent changes in fair value recognized in the statements of operations in each period.

Under ASC 815-40, contracts that are not indexed to the Company’s own stock are classified as liabilities recorded at fair value, As such, the Company classifies private warrants (see Note 3(e)) as liabilities and measures them at their fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until the private warrants are exercised or expire, or upon reassessment of classification. Similarly, the Company classifies the ELOC Agreement entered into (see Note 3(d)) as a derivative instrument measured at fair value at each reporting period, as settlement provisions under this agreement are not indexed to the Company’s own stock.

The Company reassesses the classification of a contract over its own equity under the guidance above at each balance sheet date. If classification changes as a result of events during the reporting period, the Company reclassifies the contract as of the date of the event that caused the reclassification. When a contract over own equity is reclassified from a liability to equity, gains or losses recorded to account for the contract at fair value during the period that the contract was classified as a liability are not reversed, and the contract is marked to fair value immediately before the reclassification.

l.	Promissory Notes

Under the Fair Value Option Subsection of ASC Subtopic 825-10, the Company has an irrevocable option to designate certain financial liabilities at fair value on an instrument-by-instrument basis, with changes in fair value reported in the statement of operations. The Company designated the Promissory Notes issued as part of the Transactions under the fair value option. See Note 3(a) and (b). Fair value gains and losses include interest expenses.

m.	Redeemable Non-controlling Interest

Non-controlling interests with embedded redemption features, whose settlement is not at the Company’s discretion, are considered redeemable non-controlling interests. Redeemable non-controlling interests are considered to be temporary equity and are therefore presented as a mezzanine section between liabilities and equity on the Company's consolidated balance sheets. Redeemable non-controlling interests are measured at the greater of the initial carrying amount adjusted for the non-controlling interest’s share of comprehensive income or loss or its redemption value. Subsequent adjustment of the amount presented in temporary equity is currently not required because the Company's management estimates that it was not probable that the instrument will become redeemable. Adjustments of redeemable non-controlling interest to its redemption value are recorded through additional paid-in capital.

As indicated in Note 1 above, following the Transaction, the redeemable non-controlling interests held by GIBF were converted into ordinary shares of the Company and are no longer outstanding.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

n.	Share-based compensation

The Company’s employees and non-employees share-based payment awards are classified as equity awards. The Company accounts for these awards using the grant-date fair value method. The fair value of share-based payment transactions is recognized as an expense over the requisite service period using the straight-line method.

The Company elected to recognize compensation costs for awards conditioned only on continued service that have a graded vesting schedule using the straight-line method based on the multiple-option award approach. Forfeitures are recognized as they occur.

The Company accounts for its non-employees’ equity-classified share-based payment in a similar manner.

o.	Research and development expenses

Research and development costs are charged to the statements of operations as incurred. Research and development expenses include costs directly attributable to the conduct of research and development programs, including the cost of payroll and subcontractors, as well as share-based payments. Advance payments for goods or services that will be used or rendered for future research and development activities are deferred. Such amounts are recognized as an expense as the related goods are used or the services are rendered.

Grants received from the Israeli Innovation Authority (“IIA”) for approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred and included as a deduction from research and development expenses, see Note 7. The Company did not receive any grants during 2023 and 2024.

p.	Leases

The Company recognizes operating lease payments in the consolidated statements of operations on a straight-line basis over the lease term. Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make minimum lease payments arising from the lease.  ROU assets are initially measured at amounts representing the discounted present value of the lease payments over the lease, plus any initial direct costs incurred. The lease liability is initially measured at lease commencement date based on the discounted present value of minimum lease payments over the lease term. The discount rate for the lease is the rate in the lease unless that rate cannot readily determined. As the Company's leases do not provide an implicit rate, the Company uses an estimated incremental borrowing rate (“IBR”) based on the information available at commencement date in determining the present value of lease payments. The Company’s IBR is estimated to approximate the interest rate for collateralized borrowing with similar terms and payments and in economic environments where the leased asset is located.  During the reporting periods, the Company has only operating leases.

Payments under the Company’s lease arrangements are primarily fixed, however, certain lease agreements contain variable payments, which are expensed as incurred and not included in the operating lease right-of-use assets and liabilities. The Company elected the practical expedient not to separate lease and non-lease components. The Company has made a policy election not to capitalize leases with a term of 12 months or less.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

q.	Loss per share

The Company computes basic loss per share in accordance with ASC Topic 260, Earnings per Share, by dividing the net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year, and fully vested pre-funded options for the Company's ordinary shares at an exercise price of $0.339 or 0.339 NIS per share. The Company considers these shares to be exercised for little to no additional consideration.

Diluted loss per share is computed by considering the potential dilution that could occur upon the exercise of awards granted under share-based compensation plans and equity-classified instruments using the treasury stock method. Impact of liability-classified instruments on diluted loss per share is considered using the if-converted method. Diluted loss per share excludes all dilutive potential ordinary shares if their effect is anti-dilutive.

Prior to the Transactions, the Company calculated loss per share using the two-class method required for participating securities. This method entails allocating income available to ordinary shareholders for the period between ordinary shares and participating securities based on their respective rights to receive dividends as if all income for the period had been distributed. The Company considered its redeemable convertible preferred shares to be participating securities, as the holders of the redeemable convertible preferred shares were entitled to dividends that would be distributed to the holders of ordinary shares, on a pro-rata basis assuming conversion of all redeemable convertible preferred shares into ordinary shares. However, these participating securities did not contractually require the holders to participate in the Company's losses. Consequently, net loss for the applicable periods presented was not allocated to the Company's participating securities.

r.	Income taxes:

1)	Deferred taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is recognized to the extent that it is more likely than not that the deferred taxes will not be realized in the foreseeable future. Given the Company’s losses, the Company has provided a full valuation allowance with respect to its deferred tax assets.

2)	Uncertainty in income tax

The Company follows a two-step approach in recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the available evidence indicates that it is more likely than not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. If this threshold is met, the second step is to measure the tax position as the largest amount that has more than a 50% likelihood of being realized upon ultimate settlement.

s.	Concentration of credit risks

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, restricted cash and short-term deposits. The Company deposits cash and cash equivalents mostly with four low risk financial institutions. The Company has not experienced any material credit losses in these accounts and does not believe it is exposed to significant credit risk on these instruments.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

t.	Impairment of long-lived assets

The Company tests long-lived assets for impairment whenever events or circumstances indicate the carrying amount may not be recoverable. If the sum of expected future cash flows (undiscounted and without interest charges) of the assets is less than the carrying amount of such assets, an impairment loss would be recognized. The assets would be written down to their estimated fair values, calculated based on the present value of expected future cash flows (discounted cash flows), or some other fair value measure.

For the years ended December 31, 2024 and 2023, the Company did not recognize an impairment loss for its long-lived assets

u.	Comprehensive Loss

Comprehensive loss includes no items other than net loss.

v.	Loss Contingencies

Certain conditions may exist as of the date of the financial statements, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

Management applies the guidance in ASC 450-20-25 when assessing losses resulting from contingencies. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability is recorded as accrued expenses in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material are disclosed. As of December 31, 2024, and December 31, 2023, no contingent liabilities have been recognized.

w.	New accounting pronouncements:

The Company qualifies as an emerging growth company (“EGC”) as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”). Using exemptions provided under the JOBS Act for EGCs, the Company has elected to defer compliance with new or revised ASUs until it is required to comply with such updates, which is generally consistent with the adoption dates of private companies.

Recently Adopted accounting pronouncements:

1)
In November 2023, the FASB issued ASU No. 2023-07 Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The ASU improves reportable segments disclosure requirements, primarily through enhanced disclosures about significant segment expenses.  The ASU also requires that a public entity that has a single reportable segment must provide all the disclosures required by the amendments and all existing segment disclosures in Topic 280. The Company adopted the ASU on January 1, 2024 - see Note 15.

Recently issued accounting standards not yet adopted:

1)
In November 2024, the FASB issued ASU No. 2024-03 Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The ASU improves the disclosures about a public business entity’s expenses and provides more detailed information about the types of expenses in commonly presented expense captions. The amendments require that at each interim and annual reporting period an entity will, inter alia, disclose amounts of purchases of inventory, employee compensation, depreciation and amortization included in each relevant expense caption (such as cost of sales, SG&A and research and development). The ASU is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating this ASU to determine its impact on the Company's disclosures.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

2)
In December, 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures, which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The ASU will be effective for fiscal years beginning after December 15, 2025, and allows adoption on a prospective basis, with a retrospective option. The Company is in the process of assessing the impacts and method of adoption.

3)
In June 2022, the FASB issued ASU 2022-03 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The ASU clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring its fair value. The ASU also clarifies that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The ASU also introduces new disclosure requirements for equity securities subject to contractual sale restrictions.

As an Emerging Growth Company, the ASU is effective for fiscal years beginning after December 15, 2024, and interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the effect that ASU 2022-03 will have on its consolidated financial statements and related disclosures.

NOTE 3 - FINANCIAL INSTRUMENTS ISSUED AND ASSUMED IN TRANSACTIONS

a.	Underwriters Promissory Note

Prior to the Closing, Moringa reached agreement with EarlyBird Capital, Inc. (“EarlyBird”), which served as the underwriter for Moringa’s IPO, on the reduction, to $1,600, in the aggregate, of the fee payable to EarlyBird under the Marketing Agreement entered into by Moringa with EarlyBird at the time of Moringa’s initial public offering (“IPO”). At the Closing, Moringa paid $350 of cash to EarlyBird from its trust account and New Silexion issued to EarlyBird a convertible promissory note, due December 31, 2025, in an amount of $1,250 to be paid by New Silexion to EarlyBird in cash or, at the election of EarlyBird upon maturity, via conversion of outstanding amounts into ordinary shares of New Silexion (the “Underwriters Promissory Note”).

The Underwriters Promissory Note bears interest at a rate of 6% per annum and matures on December 31, 2025. If not repaid on or prior to that maturity date or such earlier date as to which the repayment obligation may be accelerated under the note, or not converted by EarlyBird upon maturity into ordinary shares of New Silexion in accordance with the terms thereof, the rate of interest applicable to the unpaid principal amount would be adjusted to 15% per annum. New Silexion is required to make mandatory prepayments on the note in amounts equal to 10% of the gross proceeds received by New Silexion from any equity financing consummated by it prior to the maturity date.

New Silexion is entitled to voluntarily prepay, in cash, any additional part of, or all of, the principal and accrued interest, in one or more installments without penalty, prior to the maturity date.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 3 - FINANCIAL INSTRUMENTS ISSUED AND ASSUMED IN TRANSACTIONS (continued):

EarlyBird, in turn, may elect, at its sole discretion, on the maturity date, to convert all or part of the then outstanding principal and/or accrued interest under the Underwriters Promissory Note into New Silexion ordinary shares, at a per share conversion price equal to 95% of the volume weighted average price of a New Silexion ordinary share for the five trading days immediately prior to (but not including) the maturity date of the Underwriters Promissory Note .

As of December 31, 2024, the Company has repaid $250 of the principal amount of the Underwriters Promissory Note as required in connection with its equity financing activities under the ELOC Agreement; see Note 3(d). As of the date these financial statements were authorized for issuance, the Company repaid $808 of the Underwriters Promissory Note plus $15 for EarlyBird’s legal expenses, in respect of the Note Conversion Inducement Agreement, see Note 16(c).

b.	Sponsor/Related Party Promissory Note

Effective as of the Closing, New Silexion issued to the Sponsor in replacement in their entirety of all previously existing promissory notes issued by Moringa to the Sponsor from its IPO until the Closing, an amended and restated promissory note (the “Related Party Promissory Note”, and, together with the Underwriters Promissory Note, the “Promissory Notes”) in an amount of $3,433. This reflected the total amount owed by Moringa to the Sponsor through the Closing Date. The maturity date of the Related Party Promissory Note is the 30-month anniversary of the Closing Date (i.e., February 15, 2027). Amounts outstanding under the Related Party Promissory Note may be repaid (unless otherwise decided by New Silexion) only by way of conversion into New Silexion ordinary shares (“Note Shares”). New Silexion and the Sponsor may also convert amounts outstanding under the Related Party Promissory Note at the price per share at which New Silexion conducts an equity financing following the Closing, subject to a minimum conversion amount of $100, in an amount of Note Shares constituting up to thirty percent (30%) of the number of New Silexion ordinary shares issued and sold by New Silexion in such equity financing. The Sponsor may also elect to convert amounts of principal outstanding under the note into New Silexion ordinary shares at any time following the 24-month anniversary of the Closing Date, subject to a minimum conversion of $10, at a price per share equal to the volume weighted average price of the New Silexion ordinary shares on the principal market on which they are traded during the 20 consecutive trading days prior to the conversion date.

As of the date of these financial statements, neither the Company nor the Sponsor has converted into New Silexion ordinary shares, and the Company has not prepaid, any principal amounts under the Related Party Promissory Note.

c.	PIPE Financing

In connection with, and immediately prior to the Closing of the Transactions, Moringa raised $2,000 via a private investment in public entity financing (the “PIPE Financing”), whereby Moringa sold to Greenstar, LP, an affiliate of the Moringa Sponsor (the “PIPE Investor”), 1,482 newly issued Moringa ordinary shares at a price of $1,350.00 per share, pursuant to a subscription agreement, dated as of August 15, 2024, by and among Moringa, New Silexion and the PIPE Investor (the “PIPE Agreement”). Those 1,482 shares are automatically converted upon the Closing of the Transactions into an equivalent number of New Silexion ordinary shares (the “PIPE Shares”).

d.	ELOC Financing

In connection with the Closing, New Silexion entered into an ordinary share purchase agreement, effective as of the Closing Date (the “ELOC Agreement”), for an equity line of credit (the “ELOC”) with White Lion Capital, LLC (the “ELOC Investor”), whereby New Silexion will be able to request to sell to the ELOC Investor, and the ELOC Investor will be required to purchase, via private placement transactions, up to $15,000 of New Silexion ordinary shares from time to time after the Closing, up until December 31, 2025 (unless the agreement is terminated sooner), subject to certain limitations and conditions as described therein. The number of New Silexion ordinary shares that New Silexion may require the ELOC Investor to purchase in any single sales notice will depend on a number of factors, including the type of purchase notice that New Silexion delivers. Similarly, the purchase price to be paid by the ELOC Investor for any shares that New Silexion requires it to purchase will depend on the type of sales notice that New Silexion delivers.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 3 - FINANCIAL INSTRUMENTS ISSUED AND ASSUMED IN TRANSACTIONS (continued):

Purchase price is determined with reference to either the lowest daily volume-weighted average price of the Company’s ordinary shares during a period of three consecutive business days beginning on the notice date, multiplied by 0.97, or by the lowest traded price of the Company’s ordinary shares on the notice date.

Pursuant to the ELOC Agreement, New Silexion agreed, among other things, that if New Silexion’s sales to the ELOC Investor under the ELOC exceed 19.99% of New Silexion’s total number of ordinary shares outstanding, New Silexion will seek the approval of its shareholders for the issuance of any New Silexion ordinary shares under the ELOC in excess of that amount, in accordance with the Nasdaq Listing Rules, subject to certain exceptions based on the price of the New Silexion ordinary shares to be sold in excess of that limit.

In consideration for the commitments of the ELOC Investor, New Silexion agreed to issue to the ELOC Investor an aggregate of $337.5 of New Silexion ordinary shares (the “ELOC Commitment Shares”). On September 18, 2024 the Company issued 2,707 ordinary shares to the ELOC Investor as the ELOC Commitment Shares. Issuance expenses amounted to $52.

During the year ended December 31, 2024, the Company sold 48,208 ordinary shares under the ELOC at an average price of $63.30 per share, net of fees of approximately $20. The net proceeds from those sales were $3,054. For further information see Note 12.

e.	SPAC Warrants

On the Closing Date, Moringa, New Silexion and Continental Stock Transfer & Trust Company (“CST”) entered into a certain Assignment, Assumption and Amendment Agreement (the “New Warrant Agreement”). The New Warrant Agreement amended Moringa’s Warrant Agreement, dated as of February 19, 2021, to provide for the assignment by Moringa of all its rights, title and interest in the warrants of Moringa to New Silexion.

Upon Closing, New Silexion assumed 42,592 warrants sold by Moringa in its IPO (“Public Warrants”) and 1,408 warrants sold by Moringa to the Sponsor and EarlyBird concurrently with its IPO (the “Private Warrants”, and together with the Public Warrants, the “Warrants”). Each such Warrant entitles the holder thereof to purchase one ordinary share of New Silexion at a price of $1,552.5 per share, subject to adjustment. No fractional shares will be issued upon exercise of the Warrants. Each Warrant became exercisable 30 days after the Closing and will expire five years after the Closing Date or earlier upon liquidation of the Company.

Once the Public Warrants became exercisable, the Company is permitted to redeem them in whole and not in part at a price of $0.15 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last reported sale price of the Company’s ordinary shares equals or exceeds $2,430.00 per share (as adjusted) for any 20 trading days within any 30-trading day period, beginning on the 30th day after the Closing and ending on the third trading day prior to the date on which the Company sends a notice of redemption to the Public Warrant holders. Following the Closing through December 31, 2024, the Company’s ordinary shares have not yet traded at the requisite price so as to enable the Company to redeem any Public Warrants.

The Private Warrants are identical to the Public Warrants except that, for so long as they are held by the Sponsor, EarlyBird or their respective affiliates, the Private Warrants: (1) are not redeemable by the Company; (2) could not (subject to certain limited exceptions), be transferred, assigned or sold by the holders thereof until 30 days after the Closing; (3) may be exercised by the holders thereof on a cashless basis; and (4) are entitled to registration rights.

The Company recognized a net liability in respect of the Private Warrants, measured at fair value through profit or loss, from the Transactions (see also Note 2k). As such, transaction costs related to the Transactions were expensed as incurred. Public Warrants meet the criteria for equity classification and are recognized as equity.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 4  - PROPERTY AND EQUIPMENT, NET:

The composition of property and equipment, grouped by major classifications, is as follows:

	December 31
	2024	2023
Cost:
Computers	$87	$75
Office furniture	12	2
Leasehold improvements	-	56
	$99	$133
Accumulated depreciation:
Computers	67	55
Office furniture	2	2
Leasehold improvements	-	27
	$69	$84
Property and equipment, net	$30	$49

Depreciation expenses were $25 and $45 in the years ended December 31, 2024 and 2023, respectively.

NOTE 5  - LEASES:

a.
On August 15, 2024, Silexion vacated its office spaces and facilities in Israel. On September 8, 2024, an early termination agreement for the operating lease was signed with the landlord, which included a termination penalty. As a result, Silexion derecognized the right-of-use asset and the lease liability in its financial statements, recording a loss of $68 from the lease termination and an additional loss of $16 from the disposal of leasehold improvements.

b.
On September 26, 2024 Silexion signed a new lease agreement for an office in Israel starting November 1, 2024 and ending on October 31, 2026 (initial term of two years and extension options reasonably certain to be exercised ending October 31, 2028). Silexion will pay quarterly fixed payments to the lessor (including payments for common area maintenance). Lease payments are indexed to the Israeli consumer price index (“CPI”).

Silexion provided the lessor with a bank guarantee as a rental security. The bank, in turn, placed a pledge over restricted cash of $48.

Operating lease costs for the years ended December 31, 2023 and 2024 are as follows:

	Year Ended December 31,
	2024	2023
Fixed payments and variable payments that depend on an index or rate:
Office and operational lease expenses	$144	$131
Variable lease cost (included in the operating lease costs)	$8	$9
Loss from lease termination	$68	-
Total operating lease costs	$220	$140

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 5  - LEASES (continued):

Operating cash flows, for amounts included in the measurement of lease liabilities, are as follows:

	Year Ended December 31,
	2024	2023
Office and operational spaces lease expenses	$130	$101
Termination penalty	$34	-
Total	$164	$101

Supplemental information related to operating leases is as follows:

	Year Ended December 31,
	2024	2023
Operating lease right-of-use assets	$530	$198
Operating lease liabilities	$526	$171
Weighted average remaining lease term (years)	3.84	1.58
Weighted average discount rate	11.28%	12.69%

As of December 31, 2024, Silexion has not entered into lease agreements that include options to extend them that are not included in the measurement of the lease liability.

The following table outlines maturities of Silexion operating lease liabilities as of December 31, 2024:

Operating lease liabilities
2025	$165
2026	167
2027	172
2028	132
Total undiscounted lease payments	$636
Less - imputed interest	$110
Present value of lease liabilities	$526

NOTE 6  - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

Statement of operations:

a.	Research and development expenses:

	Year ended December 31,
	2024	2023
Payroll and related expenses	$1,231	$895
Share-based compensation expenses	2,424	78
Subcontractors and consultants	1,890	2,467
Materials	3	13
Rent and maintenance	205	160
Travel expenses	13	37
Other	49	58
	$5,815	$3,708

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 6  - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (continued):

b.	General and administrative expenses:

Payroll and related expenses	$1,154	$304
Share-based compensation expenses	3,438	52
Professional services	1,632	386
Depreciation	25	45
Rent and maintenance	89	86
Patent registration	43	22
Travel expenses	106	31
Other	269	47
	$6,756	$973

c.	Financial expense, net:

Change in fair value of financial liabilities measured at fair value (including ELOC)	$(1,150)	$86
Issuance costs	52	3
Loss upon entering Transactions	4,783	-
Interest income, net	(1)	(153)
Foreign currency exchange loss, net	247	453
Other	7	6
Total financial expense, net	$3,938	$395

NOTE 7  - COMMITMENTS AND CONTINGENT LIABILITIES:

From 2009 to 2020, Silexion received several approvals from the IIA for participation in research and development activities performed by Silexion (“Support Grants”) in a total amount of $5.8 million.

The Company is obligated to pay royalties to the IIA amounting to 3%-5% of the sales of the core products and other related revenues generated from such projects, up to 100% of the Support Grants received, linked to the U.S. dollar and bearing interest at the rate of LIBOR. The obligation to pay these royalties is contingent upon actual sales of the products and, in the absence of such sales, no payment is required. In October 2023, it was published that the interest rate on the Support Grants will be replaced with the 12-month term Secured Overnight Financing Rate (SOFR) published on the first trading day of each calendar year.

As of January 1, 2024, due to the cancellation of the LIBOR interest rate, the amount of the obligation is bearing 12-month term SOFR interest rate.

As of December 31, 2024, the total royalty amount that may be payable by the Company is approximately $5.8 million ($6.5 million including interest).

NOTE 8  - WARRANTS TO PURCHASE PREFERRED SHARES:

a)
Regarding the Series A-4 Preferred Shares of Silexion, Silexion issued warrants to acquire 161 Series A-4 Preferred Shares to various investors, with an exercise price of $3,343.80 per share and an expiration date of May 30, 2025. Issuance expenses amounted to $3. On August 6, 2024, all of these warrants were exercised in a ‘cashless’ manner for 62 Preferred A4 shares of Silexion.

Silexion classified the warrants for the purchase of its convertible redeemable preferred shares as a liability in its (now, the Company’s) consolidated balance sheets, as these warrants were freestanding financial instruments for which the underlying shares were contingently redeemable and, therefore, may have obligated Silexion to transfer assets at some point in the future. The warrant liability was initially recorded at fair value upon the date of issuance and was subsequently remeasured at fair value at each reporting date. Silexion (and the Company, as its successor from an accounting perspective) recorded revaluation expenses amounting to $134 and $86 for the years ended 2024 and 2023, respectively, and accounted for such revaluation expenses as part of its financial (expense), net, in the statements of operations.

For further information in respect of a warrants issuance to a service provider, see Note 11(1).

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 9 - REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY:

Issuance of shares:

1)
On May 30, 2023, Silexion entered into an agreement to receive an investment in a total amount of $538. In exchange for this investment, Silexion issued 161 Series A-4 Preferred Shares with a par value of NIS 1.35. Issuance expenses amounted to $16.

Additionally, Silexion issued 161 warrants to purchase Series A-4 Preferred Shares, each with a par value of NIS 1.35, exercisable at a price of $3,343.80 per share.

In addition, on May 30, 2023, the Chinese Subsidiary made an investment totaling $3 million in Silexion. This investment resulted in the acquisition by the Chinese Subsidiary of 898 Series A-4 Preferred Shares and 898 warrants convertible into Series A-4 Preferred Shares of Silexion. Each warrant was exercisable for one Series A-4 Preferred Share at an exercise price of $3,343.80 per share. As the acquisition was eliminated in consolidation, it had no impact on the consolidated financial statement.

2)	See Note 1(d) for shares issued as part of Transactions.

3)	See Note 3(d) for ELOC Financing.

Shareholders rights:

The ordinary shares of Silexion conferred upon their holders the right to participate and vote in general shareholders meetings of Silexion and to share in the distribution of dividends, if any declared by Silexion.

NOTE 10  - INCOME TAXES:

a.	Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

b.	Corporate taxation of Israeli subsidiary

Silexion is taxed according to the regular corporate income tax rate in Israel.  The corporate tax rate was 23% in 2024 and 2023.

c.	Income taxes of Chinese Subsidiary

The Chinese Subsidiary is taxed under the tax laws of China and the corporate tax rate is  25%.

d.	Tax loss carryforwards

As of December 31, 2024, the expected tax loss carryforwards of Silexion were approximately $25,216, which may be carried forward and offset against taxable income in the future for an indefinite period. The Company has recognized valuation allowance for the full amount in respect of these tax loss carryforwards since their utilization is not expected in the foreseeable future.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 10  - INCOME TAXES (continued):

The tax loss carryforwards generated in the Cayman Islands have no value, as the Cayman Islands do not impose an income tax on corporations.

Local and foreign components of loss from continuing operations, before income taxes consisted of the results of Silexion as the local entity, and the results of New Silexion, Moringa, and the Chinese Subsidiary as foreign entities.

	Year ended December 31
	2024	2023
Domestic – Israel	12,156	4,769
Foreign
Cayman Islands	$4,161	$-
Chinese Subsidiary	192	307
Total	$16,509	$5,076

e.	Uncertainty in income tax

As of December 31, 2024 and 2023, the Company’s uncertain tax positions were immaterial.

f.	Tax rate reconciliation

The Group consists of a Cayman Islands parent holding company with various international subsidiaries (see Note 1(c)). The applicable statutory rate in the Cayman Islands is 0% for the Company for the year ended December 31, 2024. For purposes of the reconciliation between the provision for income taxes at the statutory rate and the effective tax rate, an Israeli statutory tax rate of 23% for the years ended December 31, 2024, and December 31, 2023 was applied, which is the rate that is applicable to the substantially all of the Group’s operations.

Income tax expense attributable to income from continuing operations was $10 and $32 for the years ended December 31, 2024 and 2023, respectively, and differed from the amounts computed by applying an Israeli statutory income tax rate of 23% to pretax income from continuing operations, mainly as a result of changes in valuation allowance of $1,392 and $922 respectively, as well as nondeductible expenses.

The reconciliation of the theoretical tax benefit (expense) under the Israeli statutory tax rate to the Company's effective benefit (expense) taxes is as follows for the years ended December 31, 2024 and 2023, respectively:

	Year ended December 31
	2024	2023
Loss before income taxes	$(16,509)	$(5,076)
Statutory tax rate	23%	23%
Computed “expected” tax income	(3,797)	(1,167)
Exchange rate differences	(21)	120
Non-deductible share-based compensation	1,373	30
Non-deductible financial instruments valuation	32	21
Effect of other non-deductible differences	78	112
Change in valuation allowance	1,392	922
Subsidiaries tax rate differences	953	(6)
Reported taxes on income	$10	$32

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 10  - INCOME TAXES (continued):

g.	Deferred tax

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	December 31
	2024	2023
Deferred tax assets
Operating loss carryforwards	$5,800	$4,405
Research and development	902	780
Accrued expenses	104	304
Bonus accrual	52	-
Lease liability	121	39
Other	42	25
Total deferred tax assets	$7,021	$5,553

Deferred tax liabilities
Right of use asset	(122)	(46)
Total deferred tax liabilities	$(122)	$(46)

Valuation allowance	$(6,899)	$(5,507)
Deferred tax assets, net of valuation allowance	$-	$-

h.	Roll forward of valuation allowance:

The following table presents a reconciliation of the beginning and ending valuation allowance:

Balance as of December 31, 2022	$(4,585)
Additions	(922)
Balance as of December 31, 2023	$(5,507)
Additions	(1,392)
Balance as of December 31, 2024	$(6,899)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and net operating losses are utilized. Based on these factors, the Company recorded a full valuation allowance as of December 31, 2024 and 2023.

i.	Income tax assessments

Silexion has tax assessments that are considered to be final through tax year 2019.

The Chinese Subsidiary does not have final tax assessments.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 11  - SHARE-BASED COMPENSATION:

1)	Warrants to service provider

In conjunction with its Series A-4 Preferred Share financing, Silexion issued warrants to acquire 1 Series A-4 Preferred Shares to a service provider who assisted in raising the funds, which were recorded as part of issue expenses. These warrants carried an exercise price as those issued to the investors in such round. The warrants were recognized as issuance costs and the portion attributed to the issuance of Series A-4 Preferred Shares was classified as part of the shareholders’ equity. The portion attributed to the issuance of the warrants was recognized as financial expenses. These warrants were automatically exercised on a cashless basis upon the Closing of the Transactions.

2)	Employee Stock Option Plan

As of December 31, 2024, the Board of Directors had approved a pool of 4,264 ordinary shares for grant to Company employees, consultants, directors and other service providers under the Company’s 2024 Equity Incentive Plan (the “2024 Plan”).

Under Silexion’s 2013 Share Option Plan and 2023 Equity Incentive Plan (collectively, the “Silexion Plans,” and, together with the 2024 Plan, the “Plans”), options to purchase ordinary shares of Silexion could have been granted to certain entities and individuals. Each option granted under the Silexion Plans is now exercisable for ordinary shares of the Company, until 10 years from the date of grant, or earlier upon cessation of employment or engagement of the grantee and certain other occurrences.

Following adoption of the 2024 Plan in connection with the Closing of the Transactions, future grants to Company employees and directors will only be made under the 2024 Plan, although outstanding grants under the Silexion Plans will continue to be governed by the terms of those plans. Grants to employees are made in accordance with the Plans and are carried out within the provisions of Section 102 of the Israel Income Tax Ordinance, under the capital gains track described in subsection (b)(2) of Section 102. In accordance with such track selected by the Company and the provisions associated with it, the Company is not entitled to claim a tax deduction for the employee benefits.

Awards outstanding under the Silexion Plans prior to the Acquisition Merger accelerated immediately upon Closing, such that the New Silexion options into which Silexion options were converted were fully vested.

The Group's expenses related to equity grants amounted to a total of $5,862 and $130 in 2024 and 2023, respectively. As of December 31, 2024, 4,264 New Silexion ordinary shares remain available for grant under the 2024 Plan.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 11  - SHARE-BASED COMPENSATION (continued):

Summary of outstanding and exercisable options:

Below is a summary of the Company's (or for periods prior to the Closing of the Transactions, Silexion’s) stock-based compensation activity and related information with respect to options granted to employees and non-employees for the year ended December 31, 2024 and 2023:

	Number of options	Weighted-average exercise price (in U.S. dollars)	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value

Outstanding at December 31, 2023	3,596	584.00	4.88	316
Granted	-	-	-	-
Exercised	(919)	0.45	0.01	490
Forfeited	(22)	907.80	6.02	-
Expired	(1,047)	607.95	-	-
Outstanding at December 31, 2024	1,608	897.47	7.19	*

Exercisable at December 31, 2024	1,608	897.47	7.19	*

Vested and expected to vest at December 31, 2024	1,608	897.47	7.19	*

* Represents an amount less than $1

In 2023 no option were exercised by employees and nonemployees.

RSUs granted to employees and non-employees:

On July 4, 2024, Silexion’s board of directors approved granting 5,242 fully vested RSUs to Silexion’s employees and directors, for which Silexion recognized an expense amounting to $5,578 in total.

The fair value for the RSUs granted in 2024 is based on the following assumptions:

Expected volatility	74.82%
Assumptions regarding the price of the underlying shares:
Probability of an IPO scenario (including de-SPAC transaction)	67%
Expected time to IPO (including de-SPAC transaction) (years)	0.137
Probability of other liquidation events	33%
Expected time to liquidation (years)	2.25
Expected return on Equity	22%

The fair value of equity compensation granted during 2024 was $5,578.

Options granted to employees and non-employees:

In the year ended December 31, 2024 and 2023, no options were granted, neither to employees nor to non-employees.

For the year ended December 31, 2024, there are no nonvested options outstanding.

As of December 31, 2024, there was no remaining unrecognized compensation cost related to unvested stock options granted under the Silexion Plans, as all outstanding options were fully accelerated during 2024.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 11  - SHARE-BASED COMPENSATION (continued):

The share-based compensation expense by line item in the accompanying consolidated statements of operations is summarized as follows:

	Year ended December 31
	2024	2023
Research and development	$2,424	$78
General and administrative	3,438	52
	$5,862	$130

NOTE 12  - FAIR VALUE MEASUREMENTS:

Financial instruments measured at fair value on a recurring basis

The Company’s assets and liabilities that are measured at fair value as of December 31, 2024, and December 31, 2023, are classified in the tables below in one of the three categories described in “Note 2 – Fair value measurement” above:

	December 31, 2024
	Level 3	Total
Financial Liabilities
Private Warrants to ordinary shares	$2	$2
Promissory Notes	$3,965	$3,965

	December 31, 2023
	Level 3	Total
Financial Liabilities
Warrants to preferred shares	$200	$200

The following is a roll forward of the fair value of liabilities classified under Level 3:

	2024
	Promissory Notes	Warrants to preferred shares		Private Warrants to ordinary shares
Fair value at the beginning of the year	$-		$200	$-
Issuance	4,622			1,130
Change in fair value	(407)		134	(1,128)
Repayments	(250)		-	-
Conversion to equity	-		(334)	-
Fair value at the end of the year	$3,965	$	-,-	$2

2023
Warrants to preferred shares
Fair value at the beginning of the year	$3
Issuance	111
Change in fair value	86
Fair value at the end of the year	$200

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 12  - FAIR VALUE MEASUREMENTS (continued):

ELOC Agreement

As the ELOC is in substance a purchased call option over the Company’s own shares at a price described in Note 3(d), the fair value of this agreement was generally approximately zero until the Company sold shares under the ELOC Agreement. Once the Company sold shares under the agreement, the difference between cash raised (net of transaction costs) and the closing price of the Company’s ordinary shares as of the date of their issuance was recognized as financing income or expenses. As of December 31, 2024 the ELOC’s fair value is zero.

Fair value gain and losses arising from the ELOC Agreement are measured with reference to the spot price of the Company’s shares sold, less consideration receivable from the ELOC Investor.

Warrant to purchase preferred shares

The fair value of Silexion’s warrant to purchase preferred shares as of December 31, 2023 was estimated using a hybrid model in order to reflect two scenarios: (1) an IPO event (including de-SPAC transaction) involving Silexion and (2) other liquidation events involving Silexion.

The IPO scenario (including de-SPAC transaction) involving Silexion was based on management’s estimation regarding the expected value of the Company’s entire equity at the IPO event (including de-SPAC transaction). Valuation under this scenario was assessed using the probability-weighted expected return method (PWERM).

The valuation under the ‘other liquidation events’ scenario was assessed using an option pricing model (OPM) by implementing a Monte Carlo simulation, which treats the financial instruments in Silexion’s equity as contingent claims whose future payoff depends on Silexion’s future equity value. Silexion’s entire equity value in 2023 was calculated based, among others, on the financing round closest to the valuation date.

All warrants to purchase Silexion preferred shares were automatically exercised on a cashless basis immediately prior to the Closing; see Note 1(d).

Promissory Notes

In measuring the fair value of the Company’s Promissory Notes in 2024, a discount rate of 11.63%-13.85% was used, based on a B- rated US dollar zero-coupon discount curve, plus a credit spread of 6.67%. The expected timing of conversion or repayment of the notes was determined using the Company’s forecasts.

Warrants over ordinary shares

A Black-Scholes-Merton model with Level 3 inputs was used to calculate the Company’s warrants’ fair value. Inherent in a Black-Scholes-Merton model are assumptions related to expected life (term), expected stock price, volatility, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the Company’s traded warrants and from historical volatility of selected peer companies’ Class A ordinary shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates will remain at zero.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 12  - FAIR VALUE MEASUREMENTS (continued):

The following table provides quantitative information regarding Level 3 fair value measurement inputs of the warrants:

	December 31,	August 15,
	2024	2024
Volatility	77.69%	80.23%
Dividend yield	0%	0%

Financial instruments not measured at fair value

The carrying amounts of cash and cash equivalents, restricted cash, receivables, trade payables and other liabilities approximate their fair value due to the short-term maturity of such instruments.

NOTE 13  - NET LOSS PER SHARE:

The following table sets forth the computation of basic and diluted net loss per share attributable to ordinary shareholders for the periods presented (USD in thousands, except per share data):

	Year ended December 31
	2024	2023
Numerator:
Net loss for the year	$16,519	$5,108
Net loss attributable to ordinary shareholders:
Basic and diluted	$16,443	$4,942
Denominator:
Weighted-average shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	41,635	7,493

Net loss per share attributable to ordinary shareholders, basic and diluted	$394.94	$659.55

Basic loss per share is computed on the basis of the net loss for the period divided by the weighted average number of ordinary shares outstanding during the period, and fully vested pre-funded options for the Company’s (or Silexion’s, as applicable) ordinary shares at an exercise price of $0.339 or 0.339 NIS per share, as the Company (or Silexion, as applicable) considers these shares to be exercised for little to no additional consideration.

As of December 31, 2024 and 2023, the basic loss per share calculation included a weighted average number of 139 and 977, respectively, fully vested pre-funded options.

The following instruments were not included in the computation of diluted earnings per share because of their anti-dilutive effect:

-	Redeemable convertible preferred shares (see Note 9);
-	Warrants to purchase redeemable convertible preferred shares (see Note 8);
-	Share-based compensation issuable for substantial consideration (see Note 11);
-	Warrants to purchase ordinary shares (which were originally SPAC warrants (see Note 3));
-	Underwriters Promissory Note and Related Party Promissory Note (see Note 3);
-	ELOC financing (see Note 3);

As such, diluted net loss per share is the same as basic net loss per share.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 14  - TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Transactions with related parties— shareholders, executive officers and directors of the Company (including Silexion)—are quantified below:

a.	Transactions:

	Year ended December 31
	2024	2023
Share-based compensation included in research and development expenses	$1,796	$69
Share-based compensation included in general and administrative expenses	$2,972	$48
Financial expenses	$(1,249)	$83

b.	Balances:

	December 31
	2024	2023
Non-Current liabilities
Warrants to preferred shares	-	$186
Private warrants to purchase ordinary shares	$1	-
Sponsor Promissory Note	$2,961	-
	$2,962	$186

NOTE 15  - SEGMENT INFORMATION

The Company operates as a single operating segment in the research and development of innovative treatments for pancreatic cancer based on siRNAs. The Company’s CODM is its Chief Executive Officer (CEO). The CODM reviews the Company’s performance on a consolidated basis. As such, the segment’s loss is the Company’s consolidated net loss and the segment’s assets are the Company’s consolidated assets.

The CODM uses the information primarily to evaluate the Company’s performance and allocate resources. This includes reviewing key financial metrics such as budget versus actual expenditures, tracking progress on research and development milestones, and assessing overall cash flow and liquidity to ensure the continuity of operations. This approach allows the CODM to monitor the Company's performance and make strategic adjustments as needed to support its operational and financial goals.

a.	Segment disclosures

The CODM reviews the Company’s results on a consolidated basis. As such, information on segment loss and significant expenses is similar to the Company’s consolidated statements of operations. The CODM is also regularly provided with information on significant ordinary-course expenses, including the following expenses. the management does not segregate its business for internal reporting.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 15  - SEGMENT INFORMATION (continued):

	Year ended December 31
	2024	2023
Clinical trials and other services from R&D-related service providers	$1,893	$2,480
Payroll and related expenses, other than share-based compensation	2,385	1,199
Share-based compensation expenses	5,862	130
Depreciation expenses	25	45
Other segment expenses (*)	2,406	827
Operating loss	12,571	4,681
Interest income	(28)	(153)
Interest expense	27	-
Other financing expense, net	3,939	548
Income taxes	10	32
Net loss	$16,519	$5,108

Segment assets	$2,863	$5,256
Expenditures for segment assets	(22)	(12)

(*) Other segment expenses include mainly general and administrative-related expenses, such as payments to advisors and consultants, office lease expenses and maintenance, HR and legal expenses.

b.	Entity-Wide disclosures

All of the Company’s long-lived assets are located in Israel.

NOTE 16  - SUBSEQUENT EVENTS

a.	Public Offering of Ordinary Shares, Pre-Funded Warrants, and Ordinary Warrants.

On January 15, 2025 and January 17, 2025, the Company offered and sold (“Offering”) 143,067 ordinary shares, 103,847 pre-funded warrants to purchase up to 103,847  ordinary shares and 246,914 ordinary warrants to purchase up to 246,914 ordinary shares, at a purchase price of $20.25 per share or $20.25 per pre-funded warrant and accompanying ordinary warrant. The aggregate gross proceeds from the Offering were approximately $5,000, net of transaction costs of approximately $740.

The pre-funded warrants are immediately exercisable at an exercise price of $0.0015 per ordinary share and will not expire until exercised in full. The ordinary warrants have an exercise price of $20.25 per ordinary share, are immediately exercisable, and could be exercised for five years from issuance.

The Company also issued its placement agent warrants to purchase up to 17,284 ordinary shares. Those placement agent warrants have an exercise price of $25.31 per ordinary share, are exercisable for five years from the date of the commencement of sales in the Offering, and otherwise reflect substantially the same terms as the ordinary warrants sold in the Offering.

As of the date of these financial statements, a total of 42,683 investor warrants were exercised into 42,683 new Silexion ordinary shares, and 103,847 pre-funded warrants were exercised into 103,847 new Silexion ordinary shares, for total proceeds of $864.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 16  - SUBSEQUENT EVENTS (continued):

b.	Induced Warrant Exercise Transaction

On January 29, 2025, the Company entered into an inducement offer letter agreement with holders of (“Inducement Offer”) 148,102 of the Company’s existing ordinary warrants that had been issued in the Offering. Under the Inducement Offer, on January 30, 2025, those holders exercised those warrants for cash and purchased 148,102 ordinary shares at a cash exercise price of $20.25 per share. In consideration, the Company’s issued them new ordinary warrants to purchase up to an aggregate of 148,102 ordinary shares at an exercise price of $22.50 per share (“New Ordinary Warrants”). The exercising holders also paid the Company an additional $1.88 per New Ordinary Warrants issued to them. The Company received aggregate gross proceeds of approximately $3,276 from the exercise of the existing warrants by the holders, net of placement agent fees and other offering expenses of approximately $463.

In connection with the issuance of the New Ordinary Warrants, the Company also issued to the placement agent warrants to purchase up to 10,368 ordinary shares, which have the same terms as the New Ordinary Warrants issued in the transactions, except that the placement agent warrants have an exercise price equal to $27.66 per share. Upon exercise for cash of any New Ordinary Warrants by the holders thereof, in certain circumstances, the placement agent will receive from the Company (i) a cash fee of 8.0% of the aggregate gross exercise price, and (ii) additional placement agent warrants exercisable for 7.0% of the ordinary shares issued upon exercise of those New Ordinary Warrants.

Both the New Ordinary Warrants and the placement agent warrants are immediately exercisable from the date of issuance until the 24-month anniversary of the effective date of the resale registration statement.

c.	Partial Conversion and Prospective Retirement of Underwriters Promissory Note

On March 13, 2025, the Company entered into a letter agreement (the “Note Conversion Inducement Agreement”) with EarlyBird pursuant to which the Company and EarlyBird agreed to the partial conversion and retirement of all remaining amounts due under the Underwriters Promissory Note. Under the agreement, EarlyBird agreed that the $880 principal and interest amount then outstanding under the note as of the date of the Note Conversion Inducement Agreement (the “Outstanding Amount”) would be retired in consideration of: (i) a cash payment by the Company in an amount of $400 (plus $15 for EarlyBird’s legal expenses) (the “Cash Amount”), (ii) conversion of a certain amount of the principal and interest due under the Underwriters Promissory Note via the issuance by the Company to EarlyBird of 18,519 ordinary shares (the “EBC Shares”), which conversion amount will be equal to the net proceeds received by EarlyBird from the sale of the EBC Shares (the “Conversion Amount”), and (iii) the payment in cash by the Company to EarlyBird of any remaining amount due under the Underwriters Promissory Note after deducting the Cash Amount and the Conversion Amount from the Outstanding Amount (the “Remaining Amount”).

On March 13, 2025, in accordance with the terms of the Note Conversion Inducement Agreement, the Company made the required payment of the Cash Amount to EarlyBird, and on March 14, 2025 the Company issued the EBC Shares to EarlyBird. Upon sale of the EBC Shares by EarlyBird and payment by the Company of any Remaining Amount that will be due to EarlyBird, the Underwriters Promissory Note will be retired.

d.	For information regarding the 1-for-15 reverse share split effected on July 28, 2025, see Note 1(h)